As filed with the Securities and Exchange Commission on November 18, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ESTÉE LAUDER COMPANIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	11-2408943
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

767 Fifth Avenue

New York, New York 10153

(Address of Registrant’s Principal Executive Offices, including Zip Code)

THE ESTÉE LAUDER COMPANIES INC.

AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN

(Full Title of the Plan)

Rashida La Lande

Executive Vice President and General Counsel

The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, New York 10153

(212) 572-4200

(Name, Address, Telephone Number, including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement registers an additional 12,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of The Estée Lauder Companies Inc. (the “Company”), for issuance pursuant to benefits awarded under the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan, as amended and restated (the “2002 Incentive Plan”). The contents of earlier Registration Statements on Form S-8 filed with respect to the 2002 Incentive Plan (or its predecessor, the Fiscal 2002 Share Incentive Plan), as filed with the Securities and Exchange Commission on November 20, 2019 (Registration No. 333-234794), November 20, 2015 (Registration Statement No. 333-208133), November 10, 2010 (Registration Statement No. 333-170534), August 19, 2009 (Registration Statement No. 333-161452), February 3, 2006 (Registration Statement No. 333-131527), July 22, 2005 (Registration Statement No. 333-126820), and November 1, 2001 (Registration Statement No. 333-72684), are, to the extent not modified herein, hereby incorporated by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits. See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit No.		Description

4.1	-	Restated Certificate of Incorporation dated November 16, 1995 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 filed on September 15, 2003) (File No. 001-14064).

4.2	-	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 13, 2012) (File No. 001-14064).

4.3	-	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999) (File No. 001-14064).

4.4	-	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 23, 2012) (File No. 001-14064).

5	-	Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	-	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	-	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24	-	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

99.1	-	The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 13, 2024) (File No. 001-14064).

107	-	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 18, 2024.

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/ Akhil Shrivastava
	Name:	Akhil Shrivastava
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Rashida La Lande, Akhil Shrivastava, and Spencer G. Smul, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his or her substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Fabrizio Freda	President, Chief Executive Officer and Director	November 18, 2024
Fabrizio Freda	(Principal Executive Officer)

/s/ William P. Lauder	Chair and Director	November 18, 2024
William P. Lauder

/s/ Charlene Barshefsky	Director	November 18, 2024
Charlene Barshefsky

/s/ Angela Wei Dong	Director	November 18, 2024
Angela Wei Dong

/s/ Paul J. Fribourg	Director	November 18, 2024
Paul J. Fribourg

/s/ Jennifer Hyman	Director	November 18, 2024
Jennifer Hyman

/s/ Gary M. Lauder	Director	November 18, 2024
Gary M. Lauder

/s/ Jane Lauder	Director	November 18, 2024
Jane Lauder

/s/ Ronald S. Lauder	Director	November 18, 2024
Ronald S. Lauder

/s/ Arturo Nuñez	Director	November 18, 2024
Arturo Nuñez

/s/ Richard D. Parsons	Director	November 18, 2024
Richard D. Parsons

/s/ Lynn Forester de Rothschild	Director	November 18, 2024
Lynn Forester de Rothschild

/s/ Barry S. Sternlicht	Director	November 18, 2024
Barry S. Sternlicht

/s/ Jennifer Tejada	Director	November 18, 2024
Jennifer Tejada

/s/ Richard F. Zannino	Director	November 18, 2024
Richard F. Zannino

/s/ Akhil Shrivastava	Executive Vice President and Chief Financial Officer	November 18, 2024
Akhil Shrivastava	(Principal Financial and Accounting Officer)

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